UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

AMRYIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-0761

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes and Indenture

On November 15, 2021, Amyris, Inc. (the “Company”) completed its previously announced sale of $600.0 million aggregate principal amount of 1.50% convertible senior notes due 2026 (the “notes”), in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the Initial Purchasers (as defined below) for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The Initial Purchasers exercised their options to purchase an additional $90.0 million aggregate principal amount of notes in full, on November 11, 2021 for issuance on November 15, 2021.

The notes were issued pursuant to an Indenture, dated as of November 15, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (“U.S. Bank”). The notes are senior, unsecured obligations of the Company. The notes will bear interest at a rate of 1.50% per year, payable in cash semiannually in arrears on November 15 and May 15 of each year, beginning on May 15, 2022. The notes mature on November 15, 2026 unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The Company may not redeem the notes prior to November 20, 2024. The Company may redeem for cash all or part of the notes, at its option, on or after November 20, 2024, if certain conditions are met. No sinking fund is provided for the notes.

The Indenture includes customary terms and covenants including certain events of default after which the notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the notes:

1.

failure by the Company to pay the principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by the Company to pay the interest on any note when due and payable and such failure continues for a period of 30 days;

3.	failure by the Company to convert any note in accordance with the Indenture upon exercise of a holder’s conversion right for a period of three business days;

4.	failure by the Company to provide timely notice, upon certain events, as described in the Indenture when due;

5.	failure by the Company to comply with its obligations under the Indenture relating to certain corporate transactions and events;

6.	failure by the Company to perform any other agreement required of the Company in the Indenture and such failure continues for 60 days after notice is given in accordance with the Indenture;

7.

any indebtedness for money borrowed by the Company or one of the Company’s Significant Subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $50,000,000 (or its foreign currency equivalent) that is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration that is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and

8.	specified events in bankruptcy, insolvency or reorganization of the Company or any of the Company’s Significant Subsidiaries.

The notes are convertible into cash, shares of common stock, or a combination thereof, at the Company’s election, at an initial conversion rate of 93.0579 shares of common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $10.75 per share of common stock, with a maximum conversion rate of 125.6281. The initial conversion rate and maximum conversion rate are subject to adjustment in accordance with the Indenture. Prior to 5:00 p.m., New York City time, on the business day immediately preceding June 15, 2026, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the notes who convert their notes in connection with a make-whole fundamental change (as defined in the Indenture) or in connection with any optional redemption are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the notes may require the Company to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Holders of the notes may convert all or a portion of their notes at their option prior to 5:00 p.m., New York City time, on the business day immediately preceding June 15, 2026, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the notes for each day of that five day consecutive trading day period was less than 98% of the product of the last reported sale price of common stock and the conversion rate of the notes on such trading day;

•

if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to notes called (or deemed called, pursuant to the Indenture) for redemption; or

•	upon the occurrence of specified corporate events.

On or after June 15, 2026, a holder of the notes may convert all or any portion of its notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

The aggregate net proceeds from the offering of the notes were approximately $670.5 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. The Company used approximately (i) $81.1 million of the net proceeds to pay the cost of the capped call transactions described below and (ii) $51.0 million of the net proceeds to repay some of its existing senior debt instruments. The Company intends to use the remaining net proceeds for general corporate purposes, which may include, among other things, repaying indebtedness and expanding its current business through acquisitions of, or investments in, other businesses, products or technologies.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Capped Call Transactions

On November 9, 2021, in connection with the pricing of the notes, and on November 11, 2021, in connection with the full exercise by the Initial Purchasers of their option to purchase additional notes pursuant to the Purchase Agreement, the Company entered into privately auctioned and negotiated capped call transactions (the “Capped Call Transactions”) with the Initial Purchasers or their respective affiliates and other financial institutions (the “Capped Call Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of common stock underlying the notes. The cap price of the capped call transactions is $15.92 per share, which represents a premium of 100% over the closing price of Amyris common stock of $7.96 per share on the Nasdaq Global Select Market on November 9, 2021.

In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to purchase shares of common stock and/or enter into various derivative transactions with respect to common stock concurrently with, or shortly after, the pricing of the notes. This activity could contribute to the expected increase (or reduce the size of any decrease in) in the market price of common stock or the notes at that time.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to common stock and/or purchasing or selling common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes and may do so following any repurchase of notes by the Company on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of such notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the notes, and will not change any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The forms of the base capped call transaction confirmation (the “Base Capped Call Confirmation”) and the additional capped call transaction confirmation (the “Additional Capped Call Confirmation”) are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference. The descriptions of the Base Capped Call Confirmation and the Additional Capped Call Confirmation contained in this Form 8-K are qualified in their entirety by reference to Exhibit 99.1 and Exhibit 99.2, respectively.

Foris LSA Amendment

As previously reported, the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) are party to an Amended and Restated Loan and Security Agreement, dated October 28, 2019 (as amended, the “LSA”), by and among the Company, certain of its subsidiaries and Foris, under which approximately $50.0 million is outstanding (the “Secured Indebtedness”). The provisions of the LSA and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 1, 2019, and all of such disclosure is incorporated herein by reference.

On November 9, 2021, the Company, the Subsidiary Guarantors and Foris entered into Amendment No 2 to the LSA (the “LSA Amendment”), pursuant to which, among other things, (i) the definition of Permitted Indebtedness was amended to permit the issuance of the notes; and (ii) the definitions of Permitted Investment and Permitted Transfer were amended to permit the Capped Call Transactions.

The LSA Amendment is attached hereto as Exhibit 10.1, and the description of the LSA amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the notes and Indenture described in Items 1.01 and 8.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and under the headings “Purchase Agreement” and “Indenture” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

Purchase Agreement

On November 9, 2021, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Cowen and Company, LLC, Oppenheimer & Co. Inc. and Morgan Stanley & Co. LLC as representatives (the “Representatives”) of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of the notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase

Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The notes and the shares of the Company’s common stock, par value $0.0001 per share (“common stock”) issuable upon conversion of the notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 15, 2021, by and between Amyris, Inc., and U.S. Bank National Association, as trustee

10.1	LSA Amendment

99.1	Form of Base Capped Call Confirmation

99.2	Form of Additional Capped Call Confirmation

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 15, 2021	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer